Exhibit 3.2

BYLAWS

OF

GOUvERNEUR BANCORP, INC.

ARTICLE I – STOCKHOLDERS

Section 1.    Annual Meeting.

The annual meeting of the stockholders of Gouverneur Bancorp, Inc. (the “Corporation”) shall be held each year at such date and time as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2.    Special Meetings.

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President, or by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. By virtue of the Corporation’s election made hereby to be governed by Section 3-805 of the Maryland General Corporation Law, a special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of at least a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders to take any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3.    Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4.    Notice of Meeting; Notice of Waiver.

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than one hundred twenty (120) days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5.    Quorum.

At any meeting of stockholders, the presence of a quorum for all purposes shall be determined as provided in the Articles of Incorporation unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than one hundred twenty (120) days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6.    Conduct of Business.

(a)            The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b)           At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c)            Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

(d)            The requirements set forth in subsections (b) and (c) of this Section 6 shall apply to all shareholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the Corporation’s proxy statement or form of proxy.

Section 7.    Voting.

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.    Proxies.

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies may also be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 9.    Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 9 may be repealed at any time, in whole or in part, by a majority vote of the Corporation’s Board of Directors, whether before or after an acquisition of Control Shares (as such term is defined in Section 3-701(d) of the Maryland General Corporation Law, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as such term is defined in Section 3-701(e) of the Maryland General Corporation Law, or any successor provision).

Section 10.   Consent of Stockholders in Lieu of Meeting.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE II – BOARD OF DIRECTORS

Section l.     General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and that are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

The board of directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the board shall select one of its members to preside at its meeting.

Section 2.    Number and Term.

The number of directors who shall constitute the board of directors shall be such number as the board of directors shall from time to time have designated, except that in the absence of such designation shall be nine. The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3.    Regular Meetings.

A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4.    Qualification.

Each director shall at all times be the beneficial owner of not less than 1,000 shares of capital stock of the Corporation.

Section 5.    Special Meetings.

Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or by a majority of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

Section 6.    Notice.

Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by electronic mail or other electronic communication, or at least 10 days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when the Corporation receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7.    Quorum.

A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8.    Manner of Acting.

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation or these bylaws.

Section 9.    Action Without a Meeting.

Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10.  Resignation.

Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 11.  Vacancies.

By virtue of the Corporation’s election made hereby to be governed by Section 3-804(c) of the Maryland General Corporation Law, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 12.  Compensation.

Directors, as such, may receive compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 13.  Presumption of Assent.

A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14.  Removal of Directors.

At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

For purposes of this section, removal for cause includes, as defined in 12 C.F.R. §239.41, or any successor regulation enacted by the Federal Reserve, “personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.”

Section 15.  Integrity of Directors.

A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Section 16.  Age Limitation.

No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment as a director of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following his or her 75th birthday. This age limitation does not apply to an advisory director.

Section 17.  Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III – EXECUTIVE AND OTHER COMMITTEES

Section 1.    Appointment.

The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article III and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

Section 2.    Authority.

The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to:  the declaration of dividends; the amendment of the Articles of Incorporation or the bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3.    Tenure.

Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4.    Meetings.

Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5.    Quorum.

A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6.    Action Without a Meeting.

Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7.    Vacancies.

Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8.    Resignations and Removal.

Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9.    Procedure.

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10.  Other Committees.

The board of directors may by resolution establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

ARTICLE IV – OFFICERS

Section 1.    Executive and Other Officers.

The officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2.    Election and Term of Office.

The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3.    Removal.

Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.    Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.    Remuneration.

The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise.

ARTICLE V – STOCK

Section 1.    Certificates for Stock.

Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2.    Transfers.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock or uncertificated shares of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3.    Record Date and Closing of Transfer Books.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days before any other action. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.    Stock Ledger.

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.    Certification of Beneficial Owners.

The Board of Directors may adopt, by resolution, a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6.    Lost; Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate or uncertificated shares except upon the order of a court having jurisdiction in the premises.

ARTICLE VI – FINANCE

Section 1.    Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chief Executive Officer or the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2.    Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of October and end on the last day of September in each year.

ARTICLE VII – MISCELLANEOUS PROVISIONS

Section 1.    Corporate Seal.

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.    Voting Upon Shares in Other Corporations.

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.    Mail.

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 4.    Electronic Notice.

(a)            Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the Corporation under any provision of the Maryland General Corporation Law, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other such action.

(b)            Effective Date of Notice. Notice given pursuant to subsection (a) of this section 3 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)            Form of Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.    Exclusive Forum for Certain Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Maryland or, if such court lacks jurisdiction, any Maryland state court that has jurisdiction, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, and (4) any action asserting a claim governed by the internal affairs doctrine. The provisions of this Article VI, Section 5 shall not apply to claims arising under the federal securities laws or the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.

ARTICLE VIII – AMENDMENTS

These Bylaws may be amended or repealed in the manner set forth in the Articles of Incorporation or the Maryland General Corporation Law.